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                                  EXHIBIT 10.1

                                 LOAN AGREEMENT


                  THIS LOAN AGREEMENT (this "Agreement") dated as of this 28th day of June, 2000, is made by and between LaSalle Bank National Association, a national banking association (together with its successors and assigns, "Lender"), and Electric City Corp., a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

         WHEREAS, Borrower desires to borrow funds and obtain other financial accommodations from Lender, and Lender is willing to make certain loans and provide other financial accommodations to Borrower upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, of any loans or extensions of credit now or hereafter made to or for the benefit of Borrower by Lender, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       GENERAL DEFINITIONS

                  When used herein, the following terms shall have the following meanings:

         "ACCOUNT" shall mean any right to payment for goods sold or leased or for services rendered.

         "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

         "ANCILLARY AGREEMENTS" shall mean all agreements, instruments and documents, including, without limitation, notes, guaranties, mortgages, deeds of trusts, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter, whether heretofore, now, or hereafter executed by or on behalf of Borrower or any other Person and/or delivered to Lender or any Participant with respect to this Agreement (including, without limitation, the Security Agreement, the Revolving Note, the Term Note and Equipment Term Note), as any of the same may be amended or modified from time to time.

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         "BORROWING BASE" shall mean, on any given date, without duplication, with respect to the Revolving Loan (including, without limitation, fees due to Lender under the Revolving Loan), an amount equal to the sum of
         (i) and (ii) below:

                  (i) an amount, adjusted as described below, equal to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which are granted to the Account debtor thereof in connection therewith) of all existing Eligible Accounts that are set forth in the report of Accounts then most recently delivered by the Borrower to the Lender and all existing Eligible Accounts that are set forth in any report of Accounts delivered by the Borrower to the Lender since the date of such report of Accounts, which amount shall be reduced by 100% of the face amount of all payments which the Borrower has received on or in connection with its Eligible Accounts since the date of such schedule of Accounts; plus

                  (ii) an amount, adjusted as described below, equal to fifty percent (50%) of the value of the Eligible Inventory as set forth in the report of Inventory then most recently delivered by the Borrower to the Lender, which amount shall be reduced by 100% of the Value of any reductions in Inventory made since the date of such schedule of Inventory.

                  Notwithstanding any contrary provision contained herein, Lender may elect at any time following an Event of Default and during the continuance thereof, in its discretion, to change the foregoing method of calculating the Borrowing Base by reducing advances against Eligible Accounts or Eligible Inventory or to deduct additional reserves from the Borrowing Base, each upon ten (10) Business Days' prior written notice thereof to the Borrower.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required to close under the laws of the State of Illinois or the laws of the United States.

         "CHANGE" shall have the meaning set forth in Section 2.7.2 of this Agreement.

         "CHARGES" shall mean all national, federal, state, county, city, municipal, and/or other governmental (including, the Pension Benefit Guaranty Corporation), taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrower's employees, payroll, income and/or gross receipts, (iv) Borrower's ownership and/or use of any of its assets, or (v) any other aspect of Borrower's business.

         "CIB INDEBTEDNESS" means the Indebtedness owed by Borrower to CIB Bank pursuant to that certain Business Loan Agreement dated as of August 31, 1998, as amended, by and

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         between Borrower and CIB Bank, which Indebtedness is secured by that certain Mortgage dated as of August 31, 1998 by and between Borrower and CIB Bank.

         "CIB LIEN" means the first lien on the Landmeier property in favor of CIB Bank, which lien secures the CIB Indebtedness.

         "CODE" shall mean the Uniform Commercial Code of the State of Illinois, as the same may be amended from time to time.

         "COLLATERAL" shall mean any and all property and interests in property pledged, assigned, transferred or delivered to Lender by Borrower, or in which Borrower grants Lender a security interest, whether now or hereafter, to secure the Liabilities, including, without limitation, all personal property of Borrower subject to the Security Agreement and the Mortgage.

         "CURRENT ASSETS" shall mean, as of any particular date, all of Borrower's current cash and cash equivalents, marketable securities (both short term and long term), accounts receivable and inventory, in accordance with GAAP, consistently applied.

         "DEFAULT" shall mean any event or condition which, upon occurrence or with the passage of time, or upon the giving of notice, or both, would constitute an Event of Default.

         "DEFAULT RATE" shall have the meaning set forth in Section 2.3.4 of this Agreement.

         "EBITDA" means, for any period, determined in accordance with GAAP consistently applied, the sum of (a) the net income (or net loss) for such period, plus (b) all amounts deducted from net income (or net loss)for such period for depreciation and/or amortization, plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss) for such period and any extraordinary losses or losses from discontinued operations; minus (e) any extraordinary gains or gains from discontinued operations to the extent included in net income (or net loss).

         "ELIGIBLE ACCOUNT" shall mean any of the Borrower's Accounts which meets each of the following requirements: (i) if it arises from the sale or lease of goods, such goods have been shipped or delivered to the Account debtor thereof; (ii) it is a valid, legally enforceable obligation of the Account debtor thereunder, and is not, as a result of Borrower's having an account payable to such Account debtor, subject to any offset, counterclaim or other defense on such Account debtor's part or to any claim on such Account debtor's part denying liability thereunder in whole or in part as a result of such account payable;
         (iii) it is subject to a perfected Lien in the Lender's favor and is not subject to any other Lien whatsoever; (iv) it is payable in U.S. dollars; (v) it is not owing by any governmental agency or body unless, with respect to such Account, the Borrower has complied with the Federal Assignment of Claims Act of 1940 (to the extent applicable) to the Lender's satisfaction;

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         (vi) it is not owing by any Account debtor residing, located or having its principal activities or place of business outside the United States of America or who is not subject to service of process within the continental United States of America; (vii) it is not owing by any Account debtor involved in any bankruptcy or insolvency proceeding; (viii) it is not owing by the Borrower, any operating or other division thereof or any Affiliate of Borrower; (ix) it is not more than 90 days past due after delivery of such invoice to the Account debtor; and (x) it is not an Account as to which the Lender, at any time or times hereafter, determines, in good faith, upon ten
         (10) days prior written notice to the Borrower, that the prospect of payment or performance by the Account debtor thereof is or will be impaired. An Account of the Borrower which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Additionally, to the extent the Borrower institutes new Account dating programs or modifies existing Account dating programs, the Lender shall review all information submitted by the Borrower with respect to such dating program and shall be reasonable in assessing requests to modify the definition of "Eligible Account" with respect to such Account dating programs.

         "ELIGIBLE EQUIPMENT" shall mean any of the Borrower's Equipment which meets the following requirements:

                  (i) it is in good and workable condition, ordinary wear and tear excepted;

                  (ii) no portion of the purchase price thereof remains unpaid, as established by documentation satisfactory to Lender;

                  (iii) it is not subject to any prior assignment, claim or Lien;

                  (iv) it complies with Borrower's specifications and has been delivered to and accepted by Borrower;

                  (v) there exists no material dispute with respect thereto between Borrower and the manufacturer or supplier thereof, including but not limited to material warranty or other claims; and

                  (vi) it is not Equipment which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Ancillary Agreements relating directly or indirectly to Borrower's Equipment.

         Equipment which at any time is Eligible Equipment, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Equipment.

         "ELIGIBLE INVENTORY" shall mean the Borrower's Inventory (net of all Inventory write-ups) which meets each of the following requirements:
         (i) it is raw materials or finished goods

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         only and does not include work-in-process; (ii) it is in such condition that it may be sold in the ordinary course of the Borrower's business or as raw materials; (iii) in the case of goods held for sale or lease, it is new and unused; (iv) it is owned by the Borrower and is subject to a perfected Lien in the Lender's favor and is not subject to any other Lien whatsoever; and (v) it is not Inventory as to which the Lender, in good faith, upon ten (10) days prior written notice to the Borrower, has determined, in accordance with the Lender's customary business practices, that it is not acceptable due to age, type, category and/or quantity. Any of the Borrower's Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         "ENVIRONMENTAL LAWS" shall mean the Resource Conservation and Recovery Act of 1976, as amended, the Hazardous Materials Transportation Act, the Comprehensive 2 Environmental Response, Compensation and Liability Act of 1980, as amended and reauthorized by the Superfund Amendments and Reauthorization Act of 1986, any so-called "Superfund" or "Superlien" laws, the Toxic Substances Control Act, as amended, the Clean Air Act, the Federal Water Pollution Control Act or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as in effect from time to time.

         "EQUIPMENT TERM LOAN" shall have the meaning set forth in Section 2.1.2 of this Agreement.

         "EQUIPMENT TERM NOTE" shall have the meaning set forth in Section
         2.1.2.1 of this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the events described in Section 6.1 of this Agreement.

         "FORD AUTOMOBILES" means the Ford Motor Company automobiles owned by Borrower.

         "FORD INDEBTEDNESS" means the Indebtedness owed by Borrower to Ford Motor Credit Corporation, the proceeds of which were used to purchase the Ford Automobiles.

         "FORD LIEN" means the first lien on the Ford Automobiles in favor of Ford Motor Credit Corporation, which lien secures the Ford Indebtedness.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority)that are applicable to the circumstances as of the date of determination.

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         "GREAT LAKES ACQUISITION" means the acquisition by Borrower of all of the issued and outstanding capital stock of Great Lakes Controlled Energy Corporation pursuant to the Great Lakes Acquisition Instruments.

         "GREAT LAKES ACQUISITION INSTRUMENTS" means that certain Stock Purchase Agreement by and between Borrower, Great Lakes Controlled Energy Corporation, and other parties which are signatories thereto, and all documents executed and delivered in connection therewith.

         "HAZARDOUS MATERIALS" shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, but shall not be limited to, petroleum, including crude oil or any fraction thereof, natural gas, any radioactive material and asbestos in any form or condition.

         "INDEBTEDNESS" shall mean all of a Person's liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Liabilities, (ii) all other indebtedness for borrowed money, the deferred purchase price of goods or services, all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and all obligations under any letter of credit or acceptance facility, (iii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable for the payment thereof, (iv) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by Borrower, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property, (v) all unfunded pension fund obligations and liabilities and (vi) deferred taxes.

         "LANDMEIER PROPERTY" means the real property, improvements and fixtures located at 1280 Landmeier Road, Elk Grove Village, Illinois 60007.

         "LIABILITIES" shall mean all of Borrower's liabilities, obligations and indebtedness to Lender of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise (including, without limitation, interest, charges, expenses, reasonable attorneys' fees, liquidated damages, and other sums chargeable to Borrower by Lender, future advances made to or for the benefit of Borrower and obligations of performance), whether arising under this Agreement, under any of the Ancillary Agreements or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise, and any refinancings, substitutions, extensions, renewals, replacements and modifications for or of any or all of the foregoing.

                                      -6-

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         "LIBOR" shall mean that fixed rate of interest per year for deposits with maturity periods of one, two, or three month(s) (which maturity period Borrower shall select subject to the terms stated herein) in United States dollars offered to Lender in or through the London or another offshore interbank market, as determined by the Lender in its sole discretion for or as of the borrowing date requested by the Borrower, DIVIDED BY one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by Lender in its sole discretion.

         "LIEN" shall mean any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement.

         "LOAN ACCOUNT" shall have the meaning set forth in Section 3.1 of this Agreement.

         "LOANS" shall mean the Loans comprising the Total Facility as set forth in Section 2.1.

         "MARINO INDEBTEDNESS" means the Indebtedness owed by Borrower to Joseph Marino pursuant to that certain Subordinated Secured Term Note dated as of May 30, 2000, made by Borrower payable to the order of Joseph Marino, as amended by that certain Amendment to Subordinated Secured Term Note, which Indebtedness is secured by that General Security Agreement dated as of May 30, 2000, by and between Borrower and Joseph Marino, as amended by that certain Amendment to General Security Agreement.

         "MARINO LIEN" means the junior lien on the personal property of Borrower in favor of Joseph Marino, which lien secures the Marino Indebtedness, subject to the first lien in favor of Lender.

         "NET WORTH" means stockholders' equity as shown on a balance sheet, determined in accordance with GAAP applied on a consistent basis.

         "PARTICIPANT" shall mean any Person, now or at any time or times hereafter, participating with Lender in the Loans made by Lender to Borrower pursuant to this Agreement and the Ancillary Agreements.

         "PERMITTED ENCUMBRANCES" means the following:

         (1) liens for taxes, assessments or other governmental charges not yet due and payable;

         (2) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such liens, and with respect to which the Borrower has provided for and is maintaining adequate reserves in accordance with GAAP;

         (3) liens (other than any lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made

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                  in the ordinary course of business in connection with
                  workers' compensation, unemployment insurance and other types of social security, or deposits made to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (4) deposits, in an aggregate amount not to exceed $50,000, made in the ordinary course of business to secure liability to insurance carriers;

         (5) liens for purchase money obligations; PROVIDED that: (a) the Indebtedness secured by any such lien shall not exceed $250,000 in the aggregate at any time outstanding; (b) any such lien encumbers only the asset so purchased; and (c) the Indebtedness secured by such lien is incurred within ninety
                  (90) days after the purchase of such asset;

         (6) any attachment or judgment lien not constituting an Event of Default under subsection 6.1.11;

         (7) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

         (8) any interest or title of a lessor under any lease permitted by subsection 5.2.10;

         (9)      liens in favor of the Lender;

         (10)     the CIB Lien;

         (11)     the Ford Lien; and

         (12)     the Mario Lien.

         "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, business organization of any other kind, or governmental agency, unit or representative of any kind (whether national, federal, state, county, city, municipal or otherwise, including, any instrumentality, division, agency, body or department thereof).

         "PRIME RATE" shall mean the interest rate per annum from time to time announced and made effective by Lender at its office in Chicago, Illinois, as the Prime Rate, or, as the case may be, the base, reference or other similar rate then designated by Lender for commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest interest rate charged by Lender to its customers, and as established from time to time serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

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         "RELEASE" shall have the same meaning as set forth in the Comprehensive
         Environmental Response, Compensation and Liability Act of 1980 as amended and reauthorized.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043 of ERISA, or the regulations thereunder.

         "REVOLVING LOAN" shall have the meaning set forth in Section 2.1.1 of this Agreement.

         "REVOLVING NOTE" shall have the meaning set forth in Section 2.1.1.1 of this Agreement.

         "SECURITY AGREEMENT" means that certain Security Agreement of even date herewith executed by Borrower in favor of Lender, as the same may be amended or modified from time to time.

         "STOCK" shall mean all shares, options, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments, and documents convertible, in whole or in part, into any one or all of the foregoing.

         "SUBSIDIARY" shall mean any corporation of which more than 50% of the outstanding shares of Stock which have voting power sufficient to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by Borrower, by Borrower and one or more Affiliates or other Subsidiaries, or by one or more Affiliates or other Subsidiaries.

         "SWITCHBOARD ACQUISITION" means the acquisition by Electric City Acquisition Corporation, a Subsidiary of Borrower, of all of the issued and outstanding capital stock of Switchboard Apparatus, Inc. ("Switchboard") pursuant to the Switchboard Acquisition Instruments, and the concurrent merger of Switchboard with and into Electric City Acquisition Corporation, with Electric City Acquisition Corporation as the surviving corporation.

         "SWITCHBOARD ACQUISITION INSTRUMENTS" means that certain Agreement and Plan of Merger by and among Borrower, Electric City Acquisition Corporation, Switchboard and the other parties which are signatories thereto, and all other documents executed and delivered in connection therewith.

         "TERM LOAN" shall have the meaning set forth in Section 2.1.2 of this Agreement.

         "TERM NOTE " shall have the meaning set forth in Section 2.1.2.1 of this Agreement.

         "TOTAL FACILITY" shall have the meaning set forth in Section 2.1 of this Agreement.

         Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

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

         All other terms contained in this Agreement which are not otherwise defined in Section 1 or in any other section of this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

         2.       LOANS: GENERAL TERMS

                  2.1 TOTAL FACILITY. Lender shall make available for Borrower's use from time to time during the term of this Agreement, upon Borrower's written request therefor, certain loans and other financial accommodation not to exceed the aggregate principal amount of Three Million Dollars ($3,000,000.00) ("Total Facility"), subject to the additional covenants contained in Sections 2.1.2 and 2.5 with respect to Borrower's advancement of monetary amounts received under the Term Loan (as defined herein) and the Equipment Term Loan (as defined herein) to Electric City Acquisition Corporation, a Subsidiary of Borrower, following consummation of the Switchboard Acquisition, and subject to and in accordance with all of the terms and conditions of this Agreement and Ancillary Agreements, and shall consist of:

                           2.1.1 REVOLVING LOAN. A revolving line of credit (the "Revolving Loan") in an aggregate principal amount, as the Borrower may from time to time request but not exceeding, at any time outstanding, the lesser of (i) the Borrowing Base minus the aggregate amount of all outstanding fees due to Lender under the Revolving Loan, or (ii) Two Million Dollars ($2,000,000.00) minus the aggregate amount of all outstanding fees due to Lender under the Revolving Loan. In no event shall Lender issue to Borrower an amount greater than the sum of 80% of Borrower's Eligible Accounts and Borrower's Eligible Inventory or in the case of advances made to Borrower hereunder which are then advanced by Borrower to any Subsidiary of Borrower prior to an audit of such Subsidiary by Lender (and the results of such audit being satisfactory to Lender), an amount greater than the sum of 75% of the Eligible Accounts of such Subsidiary and 40% of the Eligible Inventory of such Subsidiary. Further, Borrower shall not advance any sums of money which it receives under the Revolving Loan to any Subsidiary of Borrower, without obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld.

                                    2.1.1.1 All indebtedness of the Borrower
                                            evidenced by the Revolving Note or
                                            relating to the Revolving Loan
                                            (including, without limitation, all
                                            principal and accrued interest
                                            thereon) shall be repaid in full not
                                            later than June ___, 2001 (the
                                            "Revolving Loan Termination Date").
                                            The Revolving Loan shall be
                                            evidenced by a Revolving Note in the
                                            form attached hereto as Exhibit A
                                            (the "Revolving Note"). To the
                                            extent payment is not already due,
                                            Borrower may repay the Revolving
                                            Loan in whole or in part (without
                                            penalty or premium) upon one
                                            business day's prior notice to
                                            Lender with sums repaid

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

                                            available to be reborrowed
                                            consistent with and subject to
                                            the terms and conditions
                                            described herein governing new
                                            advances under the Revolving
                                            Loan. Without obtaining Lender's
                                            prior written consent, Borrower
                                            may not borrow any sums hereunder
                                            at any time that a Default or
                                            Event of Default has occurred and
                                            is continuing (including, without
                                            limitation, noncompliance with
                                            Section 5.1 hereof).

                                    2.1.1.2 Borrower shall submit to Lender a
                                            Borrowing Base Certificate, in the
                                            form attached hereto as Exhibit D,
                                            on a monthly basis so long as there
                                            exists an outstanding balance on the
                                            Revolving Loan. All requests for
                                            advances under the Revolving Loan
                                            and/or the Revolving Note shall be
                                            in writing and signed by an
                                            authorized representative of
                                            Borrower. Lender shall respond to
                                            such requests on the same Business
                                            Day if the request is made by 2:00
                                            p.m., central time. Any request for
                                            advances made after 2:00 p.m. on any
                                            Business Day shall be treated as
                                            being received by Lender on the
                                            following Business Day.

                           2.1.2 TERM LOANS. A term loan in the amount of the lesser of: (a) $500,000.00, or (b) 75% of the appraised value of the real property secured by the Mortgage as determined by a reputable appraiser satisfactory to Lender and delivered to Lender pursuant to Section
                                    7.2.3 below (the "Term Loan") and an
                                    equipment loan in the amount of the lesser of: (a) $500,000.00, or (b) 80% of the invoice cost satisfactorily demonstrated to
                                    Lender following the account receivable and inventory audit pursuant to Section 7.2.4 below (the "Equipment Term Loan"; the Term Loan and the Equipment Term Loan hereinafter sometimes collectively referred to as the "Term Loans") shall be made to Borrower. Notwithstanding the foregoing, Borrower acknowledges that Lender's obligation to fund any amounts under the Term Loan and the Equipment Term Loan is contingent upon Borrower's acquisition of Switchboard. Upon the closing of the Switchboard Acquisition, Borrower shall cause Electric City Acquisition Corporation, a Subsidiary of Borrower, to (a) execute an intercompany note in favor of Borrower, which Borrower shall then pledge to Lender as security for the amounts advanced from Borrower to Electric City Acquisition Corporation, (b) execute and deliver to Lender a Mortgage in the form attached hereto as Exhibit F, and
                                    (c) execute and deliver any security
                                    agreements, mortgages, financing statements or any other certificates, agreements or documents as Lender may reasonably request.

                                    2.1.2.1 All indebtedness of the Borrower
                                            evidenced by the Term Loan or the
                                            Equipment Term Loan (including,
                                            without limitation, all principal
                                            and accrued interest thereon), shall
                                            be repaid in
                                            full not later than three (3)
                                            years following the date of
                                            execution of each of the Term
                                            Loan and Equipment Term Loan (the
                                            "Term Loans Termination Date").
                                            The Term Loan shall be evidenced
                                            by a Term (Mortgage) Note in the
                                            form attached hereto as Exhibit B
                                            (the "Term Note") and the
                                            Equipment Term Loan shall be
                                            evidenced by an Equipment Term
                                            Note in the form attached hereto
                                            as Exhibit C (the "Equipment Term
                                            Note").

                  2.2 ADVANCES TO CONSTITUTE ONE LOAN: EFFECT OF REVOLVING LOAN TERMINATION.

                           2.2.1 ONE LOAN. All loans and advances by Lender to Borrower under this Agreement and the Ancillary Agreements (whether made as a Revolving Loan or Term Loans or otherwise), shall constitute one loan, and all Indebtedness of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the Collateral.

                  2.3 INTEREST RATE. Borrower shall pay Lender interest on the outstanding principal balance of the Liabilities at the following rates:

                           2.3.1 REVOLVING LOAN. (a) The principal amount outstanding under the Revolving Loan will bear interest at a varying rate equal to the Prime Rate, or LIBOR plus 275 basis points based upon 1, 2 and 3 month options.

                                    (b)     Borrower shall select and change its
                                            selection of the interest rate as
                                            between the Prime Rate and LIBOR to
                                            apply to at least $100,000 and in
                                            integral multiples of $100,000
                                            thereafter (or the remaining amount
                                            available under the Revolving Note)
                                            of the Revolving Loan for the entire
                                            outstanding principal balance of the
                                            Loan, subject to the following
                                            requirements:

                                            (i)  At the time the Loan is made;

                                            (ii) At the expiration of the
                                            particular LIBOR maturity period
                                            selected for the outstanding
                                            principal balance of any advance
                                            ("advance" referring to a portion of
                                            the Revolving Loan) currently
                                            bearing interest at LIBOR; and

                                            (iii) At any time for the
                                            outstanding principal balance of any
                                            advance currently bearing interest
                                            at the Prime Rate.


                                    (c)     Rate changes and notifications.

                                            (i) LIBOR. If Borrower wishes to
                                            borrow funds at LIBOR or if Borrower
                                            wishes to change the rate of
                                            interest on any advance, within the
                                            limits described above, from the
                                            Prime Rate to LIBOR, it shall, not
                                            less than three banking days of the
                                            Lender prior to the banking day of
                                            the Lender on which such rate is to
                                            take effect, give Lender written or
                                            telephonic notice thereof, which
                                            shall be irrevocable. Such notice
                                            shall specify the advance to which
                                            LIBOR is to apply, and, in addition,
                                            the desired LIBOR maturity period
                                            (but not to exceed the maturity date
                                            of the Revolving Note unless the
                                            Lender consents otherwise).

                                            (ii) Failure to Notify. If Borrower
                                            does not notify Lender at the
                                            expiration of a selected maturity
                                            period with respect to any principal
                                            outstanding at LIBOR, then in the
                                            absence of such notice Borrower
                                            shall be deemed to have elected to
                                            have such principal accrue interest
                                            after the respective LIBOR maturity
                                            period at the Prime Rate. If
                                            Borrower wishes to borrow money at,
                                            or change the rate of interest on
                                            any advance, within the limits
                                            described above, to the Prime Rate,
                                            it shall notify Lender on the date
                                            of borrowing or conversion; if any
                                            such notification is not received
                                            before 2:00 p.m. Chicago time on a
                                            banking day of the Lender, at
                                            Lender's option the borrowing or
                                            conversion may not be effected until
                                            the next banking day. If Borrower
                                            does not notify Lender as to its
                                            selection of the interest rate
                                            option with respect to any new
                                            advance of principal, then in the
                                            absence of such notice Borrower
                                            shall be deemed to have elected to
                                            have such advance accrue interest at
                                            the Prime Rate.

                                    (d)     Interest payment dates. Accrued
                                            interest shall be paid in respect of
                                            each portion of principal to which:

                                            (i) the Prime Rate applies, monthly
                                            on the first day of each month of
                                            each year, beginning with the first
                                            of such dates to occur after the
                                            date of the first advance, at
                                            maturity of the Revolving Note, and
                                            upon payment in full, whichever is
                                            earlier or more frequent; and

                                            (ii) LIBOR applies, monthly on the
                                            first day of each month, at the end
                                            of each respective maturity period
                                            (unless interest is payable monthly
                                            or quarterly as provided above),
                                            every three months (unless interest
                                            is payable monthly or quarterly as
                                            provided above), at maturity of the
                                            Revolving Note, and upon payment in
                                            full, whichever is earlier or more
                                            frequent.

                                            After maturity, interest shall be
                                            payable upon demand.

                                    (e)     Additional provisions with respect
                                            to LIBOR Loans.

                                            The selection by Borrower of LIBOR
                                            and the maintenance of advances at
                                            such rate shall be subject to the
                                            following additional terms and
                                            conditions:

                                            (i) Availability of Deposits at a
                                            Determinable Rate. If, after
                                            Borrower has elected to borrow or
                                            maintain any advance at LIBOR,
                                            Lender notifies Borrower that:

                                                 (1) United States dollar
                                                 deposits in the amount and for
                                                 the maturity requested are not
                                                 available to Lender in the
                                                 London interbank market; or

                                                 (2) Reasonable means do not
                                                 exist for Lender to determine
                                                 LIBOR for the amount and
                                                 maturity requested,

                                                      all as determined by the
                                                      Lender in its sole
                                                      discretion, then the
                                                      principal subject or to be
                                                      subject to LIBOR shall
                                                      accrue or shall continue
                                                      to accrue interest at the
                                                      Prime Rate.

                                            (ii) Prohibition of Making,
                                            Maintaining, or Repayment of
                                            Principal at LIBOR. If any treaty,
                                            statute, regulation, interpretation
                                            thereof, or any directive,
                                            guideline, or otherwise by a central
                                            bank or fiscal authority (whether or
                                            not having the force of law) shall
                                            either prohibit or extend the time
                                            at which any principal subject to
                                            LIBOR may be purchased, maintained,
                                            or repaid, then on and as of the
                                            date the prohibition becomes
                                            effective, the principal subject to
                                            that prohibition shall continue at
                                            the Prime Rate.

                                            (iii) Payments of Principal and
                                            Interest to be Net of Any Taxes or
                                            Costs. All payments of principal and
                                            interest shall be made net of any
                                            taxes and costs incurred by Lender
                                            resulting from having principal
                                            outstanding hereunder at LIBOR.
                                            Without limiting the generality of
                                            the preceding obligation,
                                            illustrations of such taxes and
                                            costs are:

                                                   (1) Taxes (or the withholding
                                                   of amounts for taxes) of any
                                                   nature whatsoever including
                                                   income, excise, and interest
                                                   equalization taxes (other
                                                   than income taxes imposed by
                                                   the United States or any
                                                   state thereof on the income
                                                   of Lender), as well as all
                                                   levies, imposts, duties, or
                                                   fees whether now in existence
                                                   or resulting from a change
                                                   in, or promulgation of, any
                                                   treaty, statute, regulation,
                                                   interpretation thereof, or
                                                   any directive, guideline, or
                                                   otherwise, by a central bank
                                                   or fiscal
                                                   authority (whether or not
                                                   having the force of law)
                                                   or a change in the basis
                                                   of, or time of payment of,
                                                   such taxes and other
                                                   amounts resulting
                                                   therefrom;

                                                   (2) Any reserve or special
                                                   deposit requirements against
                                                   assets or liabilities of, or
                                                   deposits with or for the
                                                   account of, Lender with
                                                   respect to principal
                                                   outstanding at LIBOR
                                                   (including those imposed
                                                   under Regulation D of the
                                                   Federal Reserve Board) or
                                                   resulting from a change in,
                                                   or the promulgation of, such
                                                   requirements by treaty,
                                                   statute, regulation,
                                                   interpretation thereof, or
                                                   any directive, guideline, or
                                                   otherwise by a central bank
                                                   or fiscal authority (whether
                                                   or not having the force of
                                                   law);

                                                   (3) Any other costs resulting
                                                   from compliance with
                                                   treaties, statutes,
                                                   regulations, interpretations,
                                                   or any directives or
                                                   guidelines, or otherwise by a
                                                   central bank or fiscal
                                                   authority (whether or not
                                                   having the force of law);

                                                   (4) Any loss (including
                                                   without limitation loss of
                                                   anticipated profits) or
                                                   expense incurred by reason of
                                                   the liquidation or
                                                   re-employment of deposits
                                                   acquired by Lender to make
                                                   advances or maintain
                                                   principal outstanding at
                                                   LIBOR:

                                                          (A) As the result of a
                                                          voluntary prepayment
                                                          at a date other than
                                                          the maturity date
                                                          selected for principal
                                                          outstanding at LIBOR;
                                                          or

                                                          (B) As the result of a
                                                          mandatory repayment at
                                                          a date other than the
                                                          maturity date selected
                                                          for principal
                                                          outstanding at LIBOR
                                                          as a result of (i)
                                                          Borrower exceeding any
                                                          applicable borrowing
                                                          base, (ii) the
                                                          occurrence of an Event
                                                          of Default and the
                                                          acceleration of any
                                                          portion of the
                                                          indebtedness
                                                          hereunder, or (iii)
                                                          the scheduled maturity
                                                          date of the Revolving
                                                          Note occurring prior
                                                          to the LIBOR maturity
                                                          date due to Borrower's
                                                          selection of a LIBOR
                                                          maturity period which
                                                          extends beyond the
                                                          scheduled maturity
                                                          date of the Revolving
                                                          Note; or

                                                          (C) As the result of a
                                                          prohibition on making,
                                                          maintaining, or
                                                          repaying principal
                                                          outstanding at LIBOR.

         If Lender incurs any such taxes or costs, Borrower, within ten (10) days following Lender's demand in writing specifying such taxes and costs, shall promptly pay them; save for manifest error Lender's specification shall be presumptively deemed correct. All advances made at LIBOR shall be conclusively deemed to have been funded by or on behalf of Lender in the London interbank market by the purchase of deposits corresponding in amount and maturity to the amount and interest periods selected (or deemed to have been selected) by Borrower under the Revolving Note.

                           2.3.2 TERM LOANS. The principal amount outstanding under the Term Loans will bear interest at a fixed rate of interest of ________ percent (___%) per annum.(1)

                           2.3.3 COMPUTATION OF INTEREST. All interest shall be computed on the basis of a year of 360 days and actual days elapsed, and shall be payable as provided in Section 3.2 of this Agreement. Any change in any interest rate applicable to any of the Liabilities based on the Prime Rate shall be effective as of the effective date stated in the announcement by the Lender of such change in the Prime Rate.

                           2.3.4 DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay Lender interest on the outstanding Liabilities, including principal, interest, fees if not paid when due and reimbursable expenses if not paid when due, at a rate (the "Default Rate"), equal to the interest rate provided in the Revolving Note, the Term Note or the Equipment Term Note, as the case may be, PLUS three percent (3%).

                           2.3.5 MAXIMUM INTEREST. It is the intention of Lender and Borrowers to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Ancillary Agreements, the Borrower shall not be required to pay, and the Lender shall not be permitted to collect, any amount in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Ancillary Agreements, then in such event (i) the provisions of this Section shall govern and control; (ii) Borrower shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that Lender may have received hereunder shall be, at Lender's sole option, (A) applied as a credit against either

----------------------------
(1)  To be determined based upon three year cost of funds plus 200 bps, fixed.

                                    the outstanding principal balance of the Loans or accrued and unpaid interest hereon, (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum rate allowed under applicable law, and this Agreement and the other Ancillary Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and (v) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if any interest payment or other charge or fee payable hereunder or under any of the other Ancillary Agreements exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law, Borrower shall be obligated to pay the maximum amount then permitted by applicable law and Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder or under any of the other Ancillary Agreements (in the absence of such restraint imposed by applicable law) have been paid in full.

                  2.4 SETOFF. Borrower agrees that, if at any time any Event of Default shall have occurred and be continuing, then Lender or the holder of any promissory note issued hereunder, in its sole discretion, may apply to the payment of any and all Liabilities, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with, maintained, or held by Lender or such holder. Without limitation of the foregoing sentence, Borrower agrees that, upon and after the occurrence and during the continuance of any Event of Default, Lender is hereby authorized, at any time and from time to time, without notice to Borrower, (i) to set off against and to appropriate and apply to the payment of any and all Liabilities (whether matured or fixed or liquidated or unliquidated) any and all amounts which the Lender is obligated to pay over to Borrower (whether matured, and, in the case of deposits, whether general or special, time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to deposit such amounts with Lender as Collateral to secure such Liabilities and to dishonor any and all checks and other items drawn against any deposits so held as the Lender in its sole discretion may elect. The rights of Lender under this Section are in addition to all other rights and remedies which Lender may otherwise have.

                  2.5 SECURITY. Pursuant to the Security Agreement, in the form attached hereto as Exhibit E, and the Mortgage, in the form attached hereto as Exhibit F, to be executed and delivered by Electric City Acquisition Corporation concurrent with the consummation of the Switchboard Acquisition, payment of the Liabilities in full (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) is secured by a first priority perfected lien and security interest in all of Borrower's assets, personal property (excluding the Ford Automobiles) and real property (excluding the Landmeier
                           Property), subject to Permitted Encumbrances. Further, Borrower acknowledges and agrees that in consideration of advances made to Borrower (a) under the Revolving Loan which are then advanced by Borrower to any Subsidiary of Borrower, Borrower shall cause such Subsidiary to execute and deliver to Lender any notes, security agreements, mortgages, financing statements or any other certificates, agreements or documents as Lender may reasonably request prior to Lender advancing such amounts to Borrower, and (b) under either the Term Loan or the Equipment Term Loan, Borrower shall cause Electric City Acquisition Corporation, a Subsidiary of Borrower, to execute and deliver to Lender the agreements, documents and certificates identified in Section 2.1.2 hereof.

                  2.6 PROVISIONS OF AGREEMENT TO REMAIN IN FORCE. Notwithstanding any termination of the Total Facility, until all of the Liabilities shall have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted), Borrower shall continue to pay interest to Lender as provided in Section 2.3 of this Agreement, Lender shall be entitled to retain its security interest in the Collateral, Borrower shall continue to remit collection of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement, by law or in equity.

                  2.7      CHANGE IN CIRCUMSTANCES.

                           2.7.1    YIELD PROTECTION. If any law or any
                                    governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which Lender operates, or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of Lender therewith,

                                    2.7.1.1 subjects Lender to any tax, duty,
                                            charge or withholding on or from
                                            payments due from the Borrower
                                            (excluding federal taxation of the
                                            overall net income of Lender), or
                                            changes the basis of taxation of
                                            payments to Lender in respect to its
                                            Loans, or other amounts due it
                                            hereunder, or

                                    2.7.1.2 imposes or increases or deems
                                            applicable any reserve, assessment,
                                            insurance charge, special deposit or
                                            similar requirement against assets
                                            of, deposits with or for the account
                                            of, or credit extended by, Lender
                                            with respect to its Loans, or

                                    2.7.1.3 imposes any other condition the
                                            result of which is to increase the
                                            cost to Lender of making, funding or
                                            maintaining the Loans or reduces any
                                            amount received by Lender in
                                            connection with the Loans or
                                            requires Lender to make any payment
                                            calculated by reference to the
                                            amount of Loans or interest received
                                            by it by an amount deemed material
                                            by Lender in its sole discretion;

                                    and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining the Loans or to reduce any amount received under this Agreement, then, within 15 days after receipt by Borrower of written demand by Lender pursuant to 2.7.3, the Borrower shall pay Lender that portion of such increased expense incurred or reduction in an amount received which Lender determines is attributable to making, funding and maintaining the Loans and its commitments under this Agreement.

                           2.7.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If Lender determines (i) the amount of capital required or expected to be maintained by Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in required capital will result in an increase in the cost to Lender of maintaining its Revolving Loan, the Term Loans, or its obligation to make Loans hereunder, then, within 15 days after receipt by Borrower of written demand by such Lender pursuant to Section 2.7.3, Borrower shall pay Lender the amount necessary to compensate Lender for any shortfall in the rate of return on the portion of such increased capital which Lender determines is attributable to this Agreement, its Loans, or its obligation to make Loans hereunder. "Change" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below), or (ii) adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by Lender or any corporation controlling lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
                                    (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations.

                           2.7.3 LENDER STATEMENTS: SURVIVAL OF INDEMNITY. Lender shall use its best efforts to notify Borrower in writing of any Change, law, policy rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which Lender knows of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Agreement shall be in writing and shall state the amount due, if any, and shall set forth, in reasonable detail the calculations upon which Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. The obligations of the Borrower under this
                                    Section 2.7, shall survive payment of the Liabilities and termination of this Agreement for a period of 180 days.

         3.       PAYMENTS

                  3.1 BORROWER'S LOAN ACCOUNT. Lender shall maintain a loan account ("Loan Account") on its books in which shall be recorded (i) all loans and advances made by Lender to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, all fees, charges, expenses and interest. All entries in Borrower's Loan Account and other accounts shall be made in accordance with Lender's customary accounting practices as in effect from time to time.

                  3.2 PAYMENT TERMS. All of the Liabilities shall be payable to Lender at the address set forth in Section
                           8.10 of this Agreement. Except (a) as otherwise provided in this Agreement or in the Ancillary Agreements or (b) in the case of acceleration of the Liabilities, interest on the Liabilities shall be payable monthly on the first day of each month. Unless otherwise provided in this Agreement or the Ancillary Agreements, all payments other than for principal and interest shall be payable within one
                           (1) day of Lender's demand. At Lender's sole discretion, such payment may be made by a debit to Borrower's demand deposit account with Lender, and fees, costs, expenses and similar charges shall also be payable monthly by such debits.

                  3.3 CASH COLLATERAL ACCOUNT. Subject to Section 5.1.7 hereof, Borrower shall use Lender as its primary depository and disbursement bank for substantially all of its accounts. Borrower shall establish general accounts with Lender, and if any of Borrower's Affiliates, shareholders, directors, officers, employees or agents of those Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive any monies, checks, notes, drafts or any other payment relating to proceeds of Collateral which come into their possession or under their control, they shall immediately upon receipt thereof, remit the same or cause the same to be remitted to Lender for deposit into Borrower's general accounts with Lender. Borrower hereby agrees that, upon the occurrence and during the continuance of any Event of Default,

                           Lender shall have the right, without the necessity or prior or contemporaneous notice, to set-off against all or any portion of the Liabilities all payments made to and all funds deposited in Borrower's accounts of any kind, or funds otherwise received by Lender. Borrower agrees to pay fees, costs and expenses which Lender charges or incurs in connection with opening, servicing, operating and maintaining Borrower's accounts with Lender in accordance with Lender's standard fee schedule, and such amounts will constitute part of the Liabilities and shall be secured by any Collateral.

                  3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. Borrower irrevocably waives the right to direct the application of payments (except Lender agrees that, in the absence of the occurrence and continuance of any Event of Default, Lender will not direct the application of payments which Borrower has designated as a scheduled payment or a prepayment of either the Term Loan or Equipment Term Loan) and collections received by Lender from or on behalf of Borrower, and Borrower agrees that Lender shall have the continuing, exclusive right to apply and reapply any and all such payments (except Lender agrees that, in the absence of the occurrence and continuance of any Event of Default, Lender will not direct the application of payments which Borrower has designated as a scheduled payment or a prepayment of either the Term Loan or Equipment Term Loan) and collections against the Liabilities in such manner as Lender may deem appropriate, notwithstanding any term or provision hereof or any entry by Lender upon any of its books and records. Unless Lender in its discretion determines otherwise, amounts credited to the Loan Account shall be applied to the principal balance of the Revolving Loan, and when the outstanding principal balance of the Revolving Loan is equal to zero (0) any amount remaining unapplied shall be credited to Borrower's demand deposit account with Lender.

                  3.5 STATEMENTS. Until such time as Lender shall have rendered to Borrower written statements of account as provided herein, the balance in Borrower's Loan Account, as set forth on Lender's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrower. Not less than ten (10) Business Days nor more than twenty (20) Business Days after the final day of each calendar month, Lender shall render to Borrower a statement setting forth the balance of Borrower's Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with Section 3.4 of this Agreement shall, absent manifest errors or omissions, be presumed correct and conclusively binding upon Borrower and shall constitute an account stated unless, within one hundred twenty (120) days after receipt of any statement from Lender, Borrower shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement. Any such objection by Borrower shall toll the one hundred twenty (120) day period referred to in the preceding sentence during the period reasonably required to resolve such objection.

         4.       WARRANTIES AND REPRESENTATIONS

                  4.1 GENERAL WARRANTIES AND REPRESENTATIONS. Borrower hereby warrants and represents to Lender that, as of the date of this Agreement and continuing as long as any Liabilities remain outstanding (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and this Agreement remains in effect:

                           4.1.1 Borrower is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, as represented at the beginning of this Agreement, and is qualified or licensed to do business in all other countries, states and provinces where the failure to be so qualified and/or licensed would have a material adverse effect on Borrower;

                           4.1.2 Borrower has not used, during the five (5) year period preceding the date of this Agreement, and does not intend to use any other corporate or fictitious name (other than "Electric City Corp.," "Electric City, LLC," "Pice Products Corporation" and "Marino Electric, Inc.");

                           4.1.3 Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements;

                           4.1.4 The execution, delivery and performance by Borrower of this Agreement and the Ancillary Agreements shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law, rule or regulation or breach of any provision contained in Borrower's Articles of Incorporation or Bylaws or contained in any agreement, instrument, indenture or other document to which Borrower is now a party or by which it is bound;

                           4.1.5 Borrower's uses of the proceeds of any advances and readvances made by Lender to Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses (duly authorized by its Board of Directors, if necessary pursuant to applicable corporate law, rule or regulation) and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof;

                           4.1.6 To the best of the Borrower's knowledge, Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct or to continue to conduct its present or intended business as heretofore conducted by it or in a manner similar to that of the previous owner of the business or of other Persons engaged in the same or similar businesses and to own or lease and operate its properties as now owned or leased and operated by it or by the previous owner of those properties;

                           4.1.7 To the best of the Borrower's knowledge, none of said approvals, permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business of Borrower;

                           4.1.8 Borrower is, and after consummation of the transactions contemplated hereunder shall continue to be, solvent, is and shall continue to be able to pay its debts as they become due and has capital sufficient to carry on its business and all businesses in which it is about to engage, and owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, including, without limitation, its Liabilities. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any Ancillary Agreement, or by completion of the transactions contemplated hereunder or thereunder;

                           4.1.9 As of the date hereof, except as set forth on Schedule 4.1.9 hereto, no judgments are outstanding against Borrower, nor is there now pending or, to the best of Borrower's knowledge after reasonable inquiry, threatened, any material litigation, contested claim, or federal, state or municipal governmental proceeding by or against Borrower, nor does Borrower, as of the date hereof, have any Indebtedness (except trade payables arising in the ordinary course of its business, the CIB Indebtedness, Ford Indebtedness and Marino Indebtedness) nor has Borrower guaranteed the obligations of any other Person, other than those of a Subsidiary of Borrower;

                           4.1.10 Borrower is not a party to any contract or agreement or subject to any charge, corporate restrictions, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, and Borrower is not a party to any labor dispute; there are no strikes or walkouts relating to any labor contracts and no such contract is scheduled to expire prior to the maturity of any portion of the Total Facility, except the labor contract with the International Brotherhood of Electrical Workers which expires in December of 2000;

                           4.1.11   Borrower has good, indefeasible and
                                    merchantable title to and ownership of its property free and clear of all liens, claims, security interests and other encumbrances other than the security interest granted to Lender pursuant to the Security Agreement, and the Mortgage and Permitted Encumbrances;

                           4.1.12   Borrower is not in violation of any
                                    applicable statute, rule, regulation or
                                    ordinance, including those pertaining to environmental pollution or disposal or OSHA standards, of any governmental entity, including, the United States of America, any state, city, town, municipality, county or any other jurisdiction, or any agency thereof, in any respect materially and adversely affecting the Borrower's business, property, assets, operations or condition, financial or otherwise;

                           4.1.13 Borrower is not in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

                           4.1.14 The financial statements which Borrower has supplied Lender prior to execution of this Agreement, fairly present the assets, liabilities and financial condition and results of operations of Borrower and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are material to a complete and correct understanding of the information set forth therein; and there has been no material and adverse change in the assets, liabilities or financial or other condition of Borrower since the dates of such documents; there exist no equity or long term investments in or outstanding advances to any Person (except contractual deposits and expense advances in each case made in the ordinary course of business) not reflected in such documents; except as set forth in Schedule 4.1.9, there are no actions or proceeding which are pending or, to the best of Borrower's knowledge, threatened against Borrower which might result in any material adverse change in Borrower's financial condition or materially and adversely affect Borrower's existing operations, or its existing assets;

                           4.1.15 Borrower has received no notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder and, to the best of its knowledge, there exists no Reportable Event;

                           4.1.16 Borrower has filed all federal, state and local tax returns (including, but not limited to, income and payroll tax returns) and other reports, or has been including in consolidated returns or reports filed by an

                                    Affiliate, which Borrower is required by law, rule or regulation to file, except Borrower did not file its tax returns for the fiscal year ended April 30, 1999 (Borrower has subsequently changed its fiscal year end to December 31st) and all Charges that are due and payable have been paid;

                           4.1.17   This Agreement and all of the other
                                    Ancillary Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except to the effect of any applicable bankruptcy, insolvency or similar law affecting the rights of creditors generally or of general principles of equity.

                           4.1.18 Borrower owns, licenses or otherwise possesses all patents, patent applications, copyrights, trademarks, trademark applications, trade names, service marks and other intellectual property that are necessary for the proper operation and conduct of its business. No claim has been asserted and is pending by any Person challenging or questioning the use of any such intellectual property or rights associated therewith or the validity or effectiveness of any such intellectual property or rights associated therewith. The use of such intellectual property by Borrower does not, to Borrower's knowledge, infringe on the rights of any Person, and to Borrower's knowledge, no Person is infringing the rights of Borrower in such intellectual property.

                           4.1.19 No information provided or statements made by Borrower or of Borrower's representatives to the Lender in this Agreement, any Ancillary Agreement, or any document, agreement, certificate or instrument delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.2 ENVIRONMENTAL WARRANTIES AND REPRESENTATIONS. Borrower hereby warrants and represents to Lender that (i) the operations of Borrower have complied and currently comply with all Environmental Laws; (ii) none of the operations of Borrower is subject to or, to the best knowledge of Borrower will be subject to any threatened or pending judicial or administrative proceeding alleging the violation of any Environmental Laws; (iii) none of the operations of Borrower is the subject of a federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Material into the environment; (iv) Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material into the environment; and (v) Borrower has no known liability in connection with any Releases of Hazardous Material into the environment.

                  4.3 AUTOMATIC WARRANTY AND REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS. Each request for any loan or advance made by Borrower pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrower to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement or the Ancillary Agreements, except to the extent such representation or warranty expressly relates to a prior date.

                  4.4 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the Ancillary Agreements shall be true at the time of Borrower's execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance thereof by the parties hereto and the closing of the transactions described herein or related hereto, except to the extent such representation or warranty expressly relates to a prior date. Borrower and Lender expressly agree that any misrepresentations or breach of any representation or warranty by Borrower whatsoever contained in this Agreement or the Ancillary Agreements shall be deemed material.

         5.       COVENANT AND CONTINUING AGREEMENTS

                  5.1 AFFIRMATIVE COVENANTS. Borrower covenants and agrees that it shall, as of the date of this Agreement and continuing as long as any Liabilities remain outstanding (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and this Agreement remains in effect:

                           5.1.1    Comply with the following financial
                                    covenants on a quarterly basis during the term of this Agreement:

                                    5.1.1.1 Maintain a minimum EBITDA of not
                                            less than 85% of the projections
                                            prepared by Borrower and attached
                                            hereto as Exhibit G, as measured at
                                            the end of each fiscal quarter of
                                            Borrower; and

                                    5.1.1.2 Maintain at all times a Net Worth
                                            (including proceeds from the sale of
                                            2,181,179 shares of Borrower's
                                            common stock subject to rescission
                                            by those investors identified on
                                            Schedule 5.1.1.2 hereto prior to the
                                            end of January, 2001) of not less
                                            than Five Million Dollars
                                            ($5,000,000), tested as of the last
                                            day of each calendar quarter.

                           5.1.2 Furnish Lender with the following information:

                                    5.1.2.1 As soon as available, but no later
                                            than forty-five (45) days after the
                                            end of each fiscal quarter, a copy
                                            of Borrower's quarterly 10-Q Report
                                            filed with the Securities and
                                            Exchange Commission, and accompanied
                                            by a certificate of the chief
                                            financial officer of Borrower
                                            stating (i) that such financial
                                            statements have been prepared on a
                                            consistent basis and reflect all
                                            adjustments (other than year-end and
                                            audit adjustments) necessary to
                                            fairly present the financial
                                            condition of the Borrower for the
                                            periods indicated, (ii) whether he
                                            has knowledge of any Default or
                                            Event of Default hereunder and, if
                                            so, stating in reasonable detail the
                                            facts with respect thereto, and
                                            (iii) calculating Borrower's
                                            compliance with the financial
                                            covenants set forth in Section 5.1.1
                                            hereof;

                                    5.1.2.2 As soon as available, but no later
                                            than ninety (90) days after the end
                                            of each fiscal year of Borrower, a
                                            copy of the annual audited financial
                                            statements reviewed by independent
                                            certified public accountants
                                            selected by Borrower and reasonably
                                            acceptable to Lender, which annual
                                            financial statements shall include
                                            the balance sheet of Borrower as at
                                            the end of such fiscal year, the
                                            related statements of income,
                                            retained earnings and cash flows,
                                            and notes of Borrower for the fiscal
                                            year then ended, and appropriate
                                            notes to same, all in reasonable
                                            detail and consistent with the form
                                            and detail reasonably requested by
                                            Lender, and all prepared in
                                            accordance with GAAP, together with
                                            a certificate of the chief financial
                                            officer of Borrower stating that
                                            such financial statements have been
                                            prepared in accordance with GAAP,
                                            consistently applied, and whether or
                                            not he has knowledge of any failure
                                            of Borrower to comply with the
                                            financial covenants set forth in
                                            Section 5.1.1 hereof and, if so,
                                            stating in reasonable detail the
                                            facts with respect thereto;

                                    5.1.2.3 As soon as available, but no later
                                            than ten (10) days after filing,
                                            copies of all material financial
                                            information, proxy materials and
                                            other information and reports, if
                                            any, filed by Borrower with the
                                            Securities and Exchange Commission;

                                    5.1.2.4 As soon as available, but not later
                                            than ten (10) days after Borrower's
                                            receipt thereof, a copy of any
                                            "management letter" received from
                                            Borrower's certified public
                                            accountant;

                                    5.1.2.5 Each month, so long as there exists
                                            an outstanding balance on the
                                            Revolving Loan, a Borrowing Base
                                            Certificate, in the form attached
                                            hereto as Exhibit D; and

                                    5.1.2.6 Such other data and information
                                            (financial and other) as Lender,
                                            from time to time, may reasonably
                                            request, bearing upon or related to
                                            Borrower's financial condition
                                            and/or results of operations.

                           5.1.3 Maintain product liability insurance in the amount of $3,000,000 per occurrence, as presently maintained by Borrower;

                           5.1.4 Keep and maintain, at Borrower's sole cost and expense, its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the insurable value of all such property. Borrower shall, at its cost and expense, maintain business interruption insurance and liability insurance in such amounts and with such deductibles as are acceptable to the Lender, the proceeds of which liability insurance shall be assigned to the Lender. All such policies of insurance shall be in form and substance reasonably satisfactory to the Lender. Borrower shall deliver to the Lender the original certificate of insurance evidencing each policy and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance satisfactory to the Lender, naming Lender as loss payee and additional insured, as its interests may appear. Such endorsement shall provide that such insurance company will give the Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered in a manner adverse to Lender, which shall include, but not be limited to, decreases in the amount of coverage limits under such policies of insurance, increases in deductibles required to be paid under such policies of insurance, and elimination or other reduction of specific types of coverage provided under such policies of insurance, or cancelled and that no act or default of Borrower or any other Person shall affect the right of the Lender to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of liability insurance to pay all proceeds of insurance policies directly to the Lender and the Lender shall, in its reasonable discretion, either apply such proceeds against the Liabilities (in such order as Lender, in its sole discretion, may determine) or permit the Borrower to use such proceeds to restore or rebuild the damaged property; provided, however, any such insurance proceeds attributable to losses or damages in the amount of One Hundred Fifty Thousand Dollars ($150,000) or less individually or up to Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time shall be paid to the Borrower for application as Borrower shall determine in its reasonable discretion. Borrower irrevocably makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender in writing to Borrower) as Borrower's true and lawful attorney in fact upon the occurrence and during the continuance of an Event of Default for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment received by Borrower or the Lender pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance;

                           5.1.5 Notify Lender in writing, promptly upon, but in no event later than, five (5) Business Days after an officer of Borrower obtains knowledge thereof, of the occurrence of any event which constitutes a Default or an Event of Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such event;

                           5.1.6 Notify Lender in writing, promptly upon Borrower's learning of any litigation affecting Borrower, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any suit or administrative proceeding which may materially and adversely affect the property, operations, financial condition or business of Borrower;

                           5.1.7 Use Lender as its primary depository and disbursement bank for substantially all of its deposits, investment, trust and other accounts and cash management services, provided, however, that Borrower may maintain other minimal depository relationships, solely as necessary for local operational requirements;

                           5.1.8 Notify Lender in writing within thirty (30) days of any of the following:

                                    5.1.8.1 the receipt by Borrower of any
                                            notice from a governmental entity
                                            alleging the occurrence of a
                                            Reportable Event with respect to any
                                            pension plan governed by ERISA (such
                                            notice shall contain the statement
                                            of the chief financial officer of
                                            Borrower setting forth details as to
                                            such Reportable Events and the
                                            action which Borrower proposes to
                                            take with respect thereto and a
                                            copy, as soon as available, of the
                                            notice of such Reportable Event to
                                            the Pension Benefit Guaranty
                                            Corporation);

                                    5.1.8.2 the commencement of proceedings to
                                            terminate any such plan;

                                    5.1.8.3 the appointment of a trustee by an
                                            appropriate United States District
                                            Court to administer any such plan;

                                    5.1.8.4 the institution of any proceedings
                                            by the Pension Benefit Guaranty
                                            Corporation to terminate any such
                                            plan or to appoint a trustee to
                                            administer any such plan;

                           5.1.9 Comply in all material respects with all applicable laws, rules, regulations, and orders unless contested in good faith and by appropriate proceedings otherwise permitted by law or this Agreement, and with respect to which appropriate reserves are maintained.

                           5.1.10 At least once during each calendar year upon reasonable advance notice to Borrower (and at any time and from time to time at Lender's option after the occurrence and during the continuance of a Default or an Event of Default without the necessity of providing any advance notice), the Lender, or any Person designated by the Lender in writing from time to time, shall have the right: (a) to call and visit at Borrowers' place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) to inspect, audit, check and make copies of and extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to their business or to any transactions between the parties hereto, and to discuss the affairs, finances and business of Borrower with any officers or employees of Borrower, and (b) to make such verification concerning the Collateral as the Lender may consider reasonable under the circumstances. The Borrower shall pay on demand all reasonable out-of-pocket costs and expenses as determined and incurred by the Lender with respect to this Section.

                  5.2 NEGATIVE COVENANTS. Borrower covenants and agrees that it shall not, as of the date of this Agreement and continuing as long as any Liabilities remain outstanding, other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted, and this Agreement remains in effect:

                           5.2.1 Be a party to any merger, consolidation, or exchange of stock or other equity interests, or purchase or otherwise acquire all or substantially all of the assets or stock or equity interests of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any receivables, except that Borrower may (i) consummate the Switchboard Acquisition pursuant to the Switchboard Acquisition Instruments, (ii) consummate the Great
                                    Lakes Acquisition pursuant to the Great
                                    Lakes Acquisition Instruments and (ii)
                                    with the prior written consent of Lender, which consent shall not be unreasonably withheld, consummate acquisitions of other Persons in similar lines of business;

                           5.2.2 Other than in the ordinary course of its business, make any investment in the securities of any Person without fifteen
                                    (15) days prior written notice to Lender, except that Borrower may (i) consummate the Switchboard Acquisition pursuant to the Switchboard Acquisition Instruments, (ii) consummate the Great Lakes Acquisition pursuant to the Great Lakes Acquisition Instruments and (ii) with the prior written consent of Lender, which consent shall not be unreasonably withheld, consummate acquisitions of other Persons in similar lines of business;

                           5.2.3 Declare or pay (or cause to be declared or paid) dividends upon the Stock, or make (or cause to be made) any distribution of Borrower's property or assets or make (or cause to be made) any loans, advances and/or extensions of credit to any Person, including, any Affiliate, officer or employee of Borrower, except that Borrower may make intercompany loans to any of its Subsidiaries, subject to the Borrower's agreement to cause any such Subsidiary to execute and deliver to Lender the documents identified in Section 2.5 hereof, and loans to employees not to exceed $100,000 in the aggregate at any time outstanding;

                           5.2.4 Make (or cause to be made) any loans or other advances of money (other than salary paid in the ordinary course of Borrower's business) to officers, directors, shareholders or Affiliates of Borrower; provided that Borrower may make reasonable advances of money to its employees in payment of reasonable expenses incurred by such employees in the ordinary course of business and loans to employees not to exceed $100,000 in the aggregate at any time outstanding;

                           5.2.5 Redeem, retire, purchase or otherwise acquire, directly or indirectly, the Stock of Borrower, or make (or cause to be made) any material change in Borrower's capital structure or in any of its business objectives, purposes and operations which might reasonably be expected to adversely affect the repayment of the Liabilities;

                           5.2.6    Enter into, or be a party to, any
                                    transaction with any Affiliate or
                                    shareholder of Borrower, except in the
                                    ordinary course of and pursuant to the
                                    reasonable requirements of Borrower's
                                    business and
                                    upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate or shareholder of Borrower;

                           5.2.7 Enter into any transaction which materially and adversely affects Borrower's ability to repay Indebtedness for borrowed money;

                           5.2.8 Guaranty or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person except (i) by endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Lender on account of the Liabilities; and (ii) Borrower may guaranty the liabilities of its Subsidiaries in the ordinary course of business;

                           5.2.9 Except as otherwise expressly permitted herein or in the Ancillary Agreements, pledge, mortgage, grant a security interest in or, encumber, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or other transactions not in Borrower's ordinary course of business, any of Borrower's assets excluding the CIB Lien, the Ford Lien and the Marino Lien;

                           5.2.10 Incur, create, assume, become liable or be liable in any manner with respect to any Indebtedness for borrowed money (other than the Liabilities) from any Person, excluding the CIB Indebtedness, the Ford Indebtedness, the Marino Indebtedness and Indebtedness not to exceed $250,000 in the aggregate at any time outstanding in connection with lease obligations and purchase money obligations of Borrower and its Subsidiaries;

                           5.2.11 Change its name or identity, or add any new fictitious name without fifteen (15) days prior written notice to Lender, or change its business structure;

                           5.2.12 Engage in any line of business materially different from that previously engaged in by Borrower, or make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year; and

                           5.2.13 Change or relocate its chief executive office or principal place of business without fifteen (15) days prior written notice to Lender.

                  5.3      PAYMENT OF CHARGES. Subject to the provisions of
                           Section 5.4 of this Agreement, Borrower shall pay promptly when due all of the Charges. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to promptly obtain the satisfaction of such Charges under circumstances where Section 5.4 does not relieve Borrower from doing so, Borrower shall so advise Lender thereof in writing and Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Default or Event of Default, in its sole and absolute discretion, at any time or times thereafter, make (but not be obligated to make) such payment or any part thereof, or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Borrower to Lender and shall be additional Liabilities hereunder secured by the Collateral.

                  5.4 CONTESTING CHARGES. Notwithstanding anything to the contrary herein, Borrower may dispute any Charges without prior payment thereof, even if such nonpayment may cause a lien to attach to any Borrower's assets, provided that Borrower shall give Lender written notice of such dispute and shall be diligent in contesting the same in good faith, with due diligence and by an appropriate proceeding and there is no danger of a loss or forfeiture of any of Borrower's assets (as reasonably determined by Lender), and provided further that, if the same are in excess of One Hundred Thousand Dollars ($100,000) in the aggregate at any time or times hereafter, Borrower shall give Lender such additional collateral and assurances as Lender, in its sole discretion, deems necessary under the circumstances.

                  5.5 INSURANCE: PAYMENT OF PREMIUMS. All policies of insurance required hereunder shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Lender. Borrower shall deliver to Lender the original certificate of insurance for each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, naming Lender as additional insured or loss payee. Such endorsement shall provide that the insurance companies will give Lender at least thirty
                           (30) days' prior notice before any such policy shall be altered in a manner adverse to Lender, which shall include, but not be limited to, decreases in the amount of coverage limits under such policies of insurance, increases in deductibles required to be paid under such policies of insurance, and elimination or other reduction of specific types of coverage provided under such policies of insurance, or canceled and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy in case of loss or damage. If Borrower shall fail to obtain or maintain any of the policies required by this Agreement or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under an obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrower to Lender and shall be additional Liabilities hereunder secured by the Collateral.

                  5.6 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT. Except as otherwise provided herein, all of the obligations and duties of Borrower under this Agreement and the Ancillary Agreements shall survive the termination or cancellation of this Agreement until Borrower has paid in full the Liabilities (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) owed to Lender under this Agreement or any of the Ancillary Agreements, provided that Borrower's indemnification obligations pursuant to Section 8.17 hereto shall survive any termination or cancellation of this Agreement or any of the Ancillary Agreements.

         6.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON EVENTS OF DEFAULT

                  6.1 EVENTS OF DEFAULT. The occurrence and continuance of any one or more of the following events shall constitute an Event of Default:

                           6.1.1 Borrower fails to pay any of the Liabilities when any or all of such Liabilities are due and payable or declared due and payable pursuant to the terms of this Agreement, after a three (3) day grace period has expired; or Borrower is in default in the payment of any Indebtedness for borrowed money exceeding $200,000 in the aggregate, after a five (5) day grace period has expired;

                           6.1.2 Borrower fails or neglects to perform, keep or observe any term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by Borrower; or

                           6.1.3 A default shall occur by Borrower under any agreement, document or instrument, other than this Agreement or any of the Ancillary Agreements, now or hereafter existing, to which Borrower is a party, but only if that default has a material effect upon the operation, business, assets or business of Borrower; or

                           6.1.4 An "event of default" shall occur and be continuing after any applicable cure period under any of the Ancillary Agreements, or any mortgage, assignment of rents and leases, assignment of beneficial interest in land trust or any other security document entered into between Lender and any Person which secures the Liabilities;

                           6.1.5 Any statement, warranty, representation, report, financial statement, or certificate now or hereafter made or delivered by Borrower, or any of its officers, employees or agents, to Lender shall not have been true and correct in any material respect when made; or

                           6.1.6 There shall occur any material uninsured damage to, or loss, theft, or destruction of, any Collateral in which Borrower shall have granted to Lender a security interest hereunder; or

                           6.1.7 Any of Borrower's assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter; an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for any of Borrower's assets and the same is not dismissed within sixty
                                    (60) days after the application therefor; or

                           6.1.8 An application is made by Borrower for the appointment of a receiver, trustee or custodian for any of Borrower's assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by Borrower; Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by Borrower for its dissolution, liquidation, or termination; Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

                           6.1.9 A petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed against Borrower and is not dismissed within sixty (60) days after filing; or any case or proceeding is filed against Borrower for its dissolution, liquidation or termination and such case and proceeding is not dismissed within sixty
                                    (60) days; or

                           6.1.10 A notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon or any of Borrower's assets and such lien or encumbrance is not released within ten (10) days after is creation; or

                           6.1.11 Judgment in an amount exceeding $250,000 cash and not covered by insurance is rendered against Borrower, and becomes final and nonappealable, for any amount and Borrower fails to pay such judgment within ten (10) days of the due date thereof; or

                           6.1.12   Borrower becomes insolvent or fails
                                    generally to pay its debts as they become due; or

                           6.1.13 Any of the following events shall occur or exist with respect to Borrower or an Affiliate of Borrower under ERISA.

                                    6.1.13.1 the happening of a Reportable Event
                                             with respect to any pension plan
                                             governed by ERISA;

                                    6.1.13.2 the termination of any pension
                                             plan, or the withdrawal from a
                                             multi-employer pension plan
                                             governed by ERISA;

                                    6.1.13.3 the appointment of a trustee by an
                                             appropriate United States District
                                             Court to administer any pension
                                             plan;

                                    6.1.13.4 the institution of any proceedings
                                             by the Pension Benefit Guaranty
                                             Corporation to terminate any
                                             pension plan (other than a
                                             multi-employer plan) or to appoint
                                             a trustee to administer any such
                                             plan, or

                                    6.1.13.5 a Prohibited Transaction, as
                                             defined in ERISA, shall occur; and
                                             in each such case, Lender
                                             determines that such event or
                                             condition could subject Borrower to
                                             a tax, penalty or other liability
                                             which would materially, adversely
                                             affect the financial condition of
                                             Borrower; or

                           6.1.14 There is a substantial change in the existing or prospective business, properties, operations or condition, financial or otherwise, of Borrower which Lender in good faith determines to be materially adverse; or

                           6.1.15 Any lien or security interest securing the Liabilities shall, in whole or in part, cease to be a perfected first priority lien and security interest, except the Lender's lien on the Ford Automobiles and the Landmeier Property which is junior to the Ford Lien and the CIB Lien, respectively.

                  6.2 ACCELERATION OF THE LIABILITIES. Upon and after the occurrence and during the continuance of an Event of Default, all of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable; provided, however, upon the occurrence of an Event of Default described in Sections 6.1.8, 6.1.9 or
                           6.1.10 hereof, all of the Liabilities shall immediately and automatically, without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived), be immediately due and payable.

                  6.3 REMEDIES. Upon and after the occurrence and during the continuance of an Event of Default, Lender shall have the following rights and remedies:

                           6.3.1 All of the rights and remedies of a secured party under the Code or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in all of the Ancillary Agreements.

                           6.3.2 The right to (i) peacefully enter upon the premises of Borrower or any other place or places where any Collateral is located and kept, without any obligation to pay rent to Borrower (if Borrower owns the place or places where any Collateral is kept), through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove any Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate any Collateral, and/or (ii) require Borrower to assemble and deliver any Collateral to Lender at a place to be designated by Lender.

                           6.3.3 The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof (if applicable), at public or private sale or sales, with such notice as provided in Section 8.10 of this Agreement, in lots or in bulk, for cash or on credit, all as Lender, in its sole and absolute discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on any Borrower's premises or elsewhere and shall have the right to use any Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted an irrevocable license or other right to use, without charge or royalty, any Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and any Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender may purchase all or any part of the

                                    Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable out-of-pocket costs, and expenses (as determined by Lender) and attorneys' and paralegal fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Borrower shall remain liable to Lender therefor. If any surplus shall arise, Lender shall remit such surplus to Borrower.

                           6.3.4 The right to specifically enforce any of Borrower's covenants or agreements herein.

                  6.4 NOTICE. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, which is deposited in the United States mail, postage prepaid and duly addressed to Borrower, at the address set forth in Section 8.10 of this Agreement, ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

         7.       CONDITION PRECEDENT TO INITIAL FUNDING AND ADDITIONAL ADVANCES

                  7.1 CONDITIONS TO ALL ADVANCES. In addition to those conditions set forth in Section 7.2 regarding the initial advances and funding of the Loans, and notwithstanding other provisions in this Agreement concerning the making and the funding of the Loans, Lender's obligations under this Agreement, including Lender's obligations (if any) to make or consider any and all requests for advances under the Revolving Loan shall constitute a representation to Lender that each of the following conditions have been met or satisfied as of the date of the request.

                           7.1.1 All of the warranties and representations of Borrower contained herein shall be true and correct;

                           7.1.2 No material adverse change in the business, assets or financial condition of Borrower has occurred since the date of this Agreement;

                           7.1.3 No Default or Event of Default currently exists and the granting of the request by the Lender will not give rise to a Default or an Event of Default (including, without limitation, noncompliance with Section 5.1 hereof);

                           7.1.4 No litigation is pending against Borrower which, if adversely determined, would have a material adverse effect on the financial operations, business or assets of Borrower; and

                           7.1.5 Borrower has provided Lender with all certificates, financial statements and other information and documentation which Lender has requested pursuant to the terms of this Agreement.

                  7.2 CONDITIONS TO INITIAL ADVANCES UNDER THE LOANS. In addition to those conditions set forth in other portions of this Agreement, Lender's obligation to perform any of its obligations under this Agreement or the Ancillary Agreements, including its obligation to advance any funds to Borrower, is conditioned upon the following:

                           7.2.1 FINANCIAL CONDITION. No material adverse change in the business, property, assets, operations or condition, financial or otherwise, of Borrower shall have occurred since December 31, 1999 as determined by Lender.

                           7.2.2 FEES. Borrower shall have paid a closing fee of $15,000 to Lender (which fee shall be nonrefundable and deemed fully earned on the date hereof), plus all recording fees, reasonable attorneys' fees and all other costs, fees and out-of-pocket expenses (as reasonably determined by Lender) paid or incurred by Lender in connection with the negotiation, preparation, execution and origination of the transactions contemplated herein.

                           7.2.3 REAL PROPERTY APPRAISAL. Lender shall have reviewed and been satisfied with the real property appraisal prepared by a reputable appraiser satisfactory to Lender on the Borrower's real property secured by the Mortgage.

                           7.2.4 ACCOUNT AND INVENTORY AUDIT. Lender shall have reviewed and been satisfied with the written report on Borrower's Accounts and Inventory prepared by Lender's auditor.

                           7.2.5 ANCILLARY AGREEMENTS. Borrower and other necessary parties shall have executed all Ancillary Agreements, including the Revolving Note, the Term Note, the Equipment Term Note, the Security Agreement, the Mortgage and all UCC financing statements.

                           7.2.6 FINANCIAL STATEMENTS. Lender shall have reviewed and been satisfied with Borrower's financial statements for the fiscal year ended December 31, 1999.

                           7.2.7 CLOSING CERTIFICATE. The chief executive officer of Borrower shall have provided Lender with a certificate stating, in form acceptable to Lender, that:

                                    7.2.7.1  As of the date of the transactions
                                             contemplated by this Agreement, no
                                             Default or Event of Default has
                                             occurred;

                                    7.2.7.2  No litigation, investigation, or
                                             proceeding, except as specifically
                                             disclosed in this Agreement, is
                                             pending or threatened;

                                    7.2.7.3  The representations and warranties
                                             contained in this Agreement are
                                             true and correct;

                                    7.2.7.4  The Borrower is in compliance with
                                             all of the terms and provisions of
                                             this Agreement; and

                                    7.2.7.5  Each of the conditions described in
                                             this Section 7 have been complied
                                             with and/or satisfied.

                           7.2.8 CORPORATE MATTERS. Borrower shall have provided Lender with (a) a copy of its Certificate of Incorporation certified by the Delaware Secretary of State, (b) a copy of Borrower's Bylaws, certified by the Borrower's Secretary, (c) certified copies of Certificates of Good Standing and Certificates of Authority to Transact Business in those countries, states and provinces where the failure to be so qualified would have a material adverse effect on Borrower, (d) certified copies of resolutions of the Borrower's Board of Directors, and, where required, shareholders, authorizing or ratifying the execution, delivery and performance of this Agreement and the Ancillary Agreements, and
                                    (e) a Certificate of the Borrower's
                                    Secretary certifying the name of the
                                    Borrower's officer authorized to sign this Agreement and the Ancillary Agreements together with a sample of the true signature of such officer, in each case, acceptable in form and substance to Lender.

                           7.2.9 OPINION OF COUNSEL. Borrower's counsel shall have provided Lender with an opinion letter concerning the validity and enforceability of all provisions of this Agreement and the Ancillary Agreements which is acceptable in form and in substance to Lender.

                           7.2.10 UCC FINANCING STATEMENTS/SEARCHES. Form UCC-1 Financing Statements from the Borrower covering the Collateral shall have been filed in all jurisdictions that Lender deems necessary. UCC lien, tax, pending suit and judgment searches for Borrower (under its corporate name and all trade names) dated a date reasonably near to the date hereof in all jurisdictions as deemed necessary by the Lender.

                           7.2.11 INSURANCE CERTIFICATES. Certificates from Borrower's insurance carriers evidencing that all required insurance coverage is in effect, each designating Lender as loss payee and additional insured thereunder, as applicable.

                           7.2.12 ADDITIONAL DOCUMENTS. Borrower shall have provided Lender with such other certificates and documents as Lender shall reasonably require.

         8.       MISCELLANEOUS

                  8.1 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or the Ancillary Agreements or any portion hereof or thereof, including, Borrower's right, title, interest, remedies, powers, and/or duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the Ancillary Agreements or of any portion hereof or thereof, including, Lender's right, title, interest, remedies, powers, and/or duties hereunder or thereunder.

                  8.2 ATTORNEYS' FEES AND EXPENSES: LENDER'S OUT-OF-POCKET EXPENSES; AUDIT FEES. If, at any time or times, whether prior or subsequent to the date hereof, and regardless of the existence of a Default or an Event of Default, Lender employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

                           8.2.1 The preparation, negotiation and execution of this Agreement, all Ancillary Agreements, any amendment or modification of this Agreement or the Ancillary Agreements; or

                           8.2.2 Any litigation, contest, dispute, suit, restructuring, workout, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to any Collateral, this Agreement, the Ancillary Agreements or Borrower's affairs; or

                           8.2.3 Any attempt to enforce any rights of Lender or any Participant against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or the Ancillary Agreements; or

                           8.2.4 Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral; or

                           8.2.5 Any audit of any Collateral (which, in the absence of an Event of Default, shall not occur more than once per fiscal year of Borrower); then, in any of the foregoing events, the reasonable fees arising from such services and all reasonably incurred expenses, costs and charges in any way or respect arising in connection with or relating to any of the events or actions described in this Section 8.2 shall be payable, on demand, by Borrower to Lender and shall be additional Liabilities hereunder. Without limiting the generality of the foregoing, such expenses, costs, charges and reasonable fees may include legal fees, costs and expense; paralegals' fees, costs and expenses; accountants' and expert witness' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

                  8.3 NO WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default or Event of Default by Borrower under this Agreement or the Ancillary Agreements shall not suspend, constitute a waiver of or affect any other Default or Event of Default by Borrower under this Agreement or the Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties and covenants of Borrower contained in this Agreement or the Ancillary Agreements and no Default or Event of Default by the Borrower under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

                  8.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  8.5 PARTIES: ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. Borrower's successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for Borrower. Nothing contained in this Section 8.5 shall be deemed to modify Section 8.1 of this Agreement. This Agreement (together with the Revolving Note, the Term Note, the Equipment Term Note, the Security Agreement and the Mortgage) is the complete statement of the agreement by and between Borrower and the Lender and supersedes all prior negotiations, understandings and representations (written or oral) between them with respect to the subject matter of this Agreement.

                  8.6 CONFLICT OF TERMS. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

                  8.7 WAIVERS BY BORROWER. Except as otherwise provided for in this Agreement, Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

                  8.8 GOVERNING LAW. This Agreement shall be governed, enforced and interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provision) of the State of Illinois.

                  8.9 FORUM: SERVICE OF PROCESS. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN

                           SECTION 8.10 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF DATE OF DELIVERY IF SENT BY MESSENGER OR THREE
                           (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS AS SET FORTH BELOW. BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING INSTITUTED HEREUNDER OR RELATED IN ANY WAY TO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING CONTAINED IN THIS SECTION 8.9 SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  8.10 NOTICE. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) three (3) Business Days after deposit in the United States mails, with proper postage prepaid, certified or registered mail, (ii) upon receipt when personally delivered or delivered by reputable overnight courier or (iii) when sent by confirmed facsimile transmission, in each case addressed to the party to be notified as follows.

                           If to Lender, at:

                           LaSalle Bank National Association
                           135 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention: Marc D. Horner
                           Telefax: (312) 904-4660

                           with a copy (which copy shall not constitute notice) to:

                           Ross & Hardies
                           150 North Michigan Avenue, Suite 2500
                           Chicago, Illinois 60601
                           Attention: Scott Hodes, Esq.
                           Telefax: (312) 750-8600

                           If to Borrower, at

                           Electric City Corp.
                           1280 Landmeier Road
                           Elk Grove Village, Illinois 60007
                           Attention: Jeffrey R. Mistarz, Chief Financial
                           Officer
                           Telefax: (847) 437-4969

                           with a copy (which copy shall not constitute notice) to:

                           Katten Muchin Zavis
                           525 West Monroe Street, Suite 1600
                           Chicago, Illinois 60661-3693
                           Attention:  Kenneth W. Miller, Esq.
                           Telefax: (312) 902-1061

                  or to such other address as each party may designate for itself by like notice.

                  8.11 DELEGATION OF DUTIES AND GRANT OF AUTHORITY. Lender may perform any of its duties under this Agreement or under the Ancillary Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. In such capacity, such agent or attorney-in-fact shall have the right to undertake, exercise and enforce, on behalf of Lender, all duties, rights, demands and acts of discretion of Lender provided for in, or in any way related to, this Agreement or the Ancillary Agreements and to receive all payments, notices and requests from Borrower on behalf of and for the account of Lender that are provided for in, or in any way related to, this Agreement or the Ancillary Agreements; provided, as used herein, the phrase "to Lender" shall be deemed to mean a reference to such agent or attorney in fact, as agent for Lender, as well as a reference to Lender.

                  8.12 TRANSACTION EXPENSES. In addition to the payment of the attorneys' fees referred to in Section 8.2 of this Agreement, Borrower agrees to pay all of Lender's expenses incurred in connection with the preparation, negotiation, execution and implementation of this Agreement and the Ancillary Agreements, plus all audit fees and document search fees. Lender shall deduct these expenses from borrower's loan proceeds at the time of closing. Payment of such expenses shall not be credited to any of the Liabilities.

                  8.13 SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  8.14 RELEASE BY BORROWER. In connection with Borrower's repayment in full of the Liabilities (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) to Lender under this Agreement and the Ancillary Agreements, Borrower shall deliver to Lender a release of all claims Borrower may have against Lender other than those resulting from the willful misconduct or gross negligence of Lender, the form, substance and content of which shall otherwise be satisfactory to Lender.

                  8.15 TERMINATION. Upon payment in full of the Liabilities (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted), this Agreement shall terminate and Lender shall deliver to Borrower, at Borrower's expense, such termination statements and releases as are necessary to terminate and release the liens and security interests in favor of Lender pursuant to this Agreement and the Ancillary Agreements.

                  8.16 PARTICIPATION. Lender shall be permitted to sell a participation in the Total Facility hereunder on terms satisfactory to such parties. Borrower shall cooperate with any credit investigations and reviews undertaken by such Participant.

                  8.17 INDEMNIFICATION. Borrower agrees to defend, protect, indemnify and hold harmless the Lender and each and all of its officers, directors, employees, attorneys and agents (collectively, the "INDEMNIFIED PARTIES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Parties shall be designated by a party thereto), which may be imposed on, incurred by, or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations) in any manner relating to or arising out of this Agreement or the Ancillary Agreements, or any act, event or transaction related or attendant thereto, the making and the management of the Loans or the use or intended use of the proceeds of the Loans hereunder, or the presence on or under any real property of the Borrower of any hazardous material or underground storage tank or any violation of any Environmental Law with respect to any such real property; provided, that Borrower shall not have any obligation to any Indemnified Party hereunder with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters incurred by the Indemnified Parties. Any liability, obligation, loss, damage, penalty, cost or expense incurred by the Indemnified Parties shall be paid to the Indemnified Parties on demand, together with interest thereon at the Default Rate from the date incurred by the Indemnified Parties until paid by Borrower, be added to the Liabilities of the Borrower, and be secured by the Collateral. The provisions of and undertakings and indemnifications set out in this Section shall survive the satisfaction and payment of the Liabilities of Borrower and the termination of this Agreement for a period of one (1) year from such termination unless a longer period is provided for under applicable law, and then for such longer period as provided by such law.

                  8.18 MARSHALING: PAYMENTS SET ASIDE. The Lender shall be under no obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Liabilities of Borrower. To the extent that the Borrower makes a payment or payments to the Lender or the Lender enforces its liens in the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  8.19 COUNTERPARTS. This Agreement and any amendment or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

                  8.20 WAIVER OF JURY TRIAL. BORROWER AND THE LENDER HEREBY IRREVOCABLY AND KNOWINGLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO, INCLUDING, WITHOUT LIMITATION, ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN

                           THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR
                           (B) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. THE LENDER AND THE BORROWER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                            ELECTRIC CITY CORP.


                                            By:  /s/ Jeffrey Mistarz
                                                 -------------------------------

                                            Its: Chief Financial Officer
                                                 -------------------------------



                                            LASALLE BANK NATIONAL ASSOCIATION


                                            By:  /s/ Marc Horner
                                                 -------------------------------

                                            Its: Assistant Vice President
                                                 -------------------------------

                                    EXHIBIT A





                              REVOLVING CREDIT NOTE





                                [TO BE ATTACHED]

                                    EXHIBIT B





                              TERM (MORTGAGE) NOTE





                                [TO BE ATTACHED]

                                    EXHIBIT C





                               EQUIPMENT TERM NOTE





                                [TO BE ATTACHED]

                                    EXHIBIT D





                           BORROWING BASE CERTIFICATE





                                [TO BE ATTACHED]

                                    EXHIBIT E





                               SECURITY AGREEMENT





                                [TO BE ATTACHED]

                                    EXHIBIT F





                                    MORTGAGE





                                [TO BE ATTACHED]

                                    EXHIBIT G





                               EBITDA PROJECTIONS





                                [TO BE ATTACHED]